UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2017

Servotronics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-07109	16-0837866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Maple Street, Elma, New York		14059-0300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-655-5990

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 16, 2017 Servotronics, Inc. (the "Company") announced that the Board of Directors appointed Lisa Bencel as Chief Financial Officer of the Company.

Prior to joining the Company, Ms. Bencel age 59, served as Global Controller and Treasurer at the privately held information services company kgb (previously INFONXX). Prior to that her career includes 15 years of experience at General Electric Company, primarily with GE Aerospace Group, performing a variety of financial and strategic planning, project/program accounting and compliance, and budgetary control functions. After leaving GE as a Manager of Finance, she held several executive positions with increasing financial leadership responsibilities including Business Controller at AlliedSignal (now Honeywell), Vice President of Finance, Business Planning & Control at Ericsson, Vice President of Finance at L-3 Communication’s Space & Navigation division, and Controller at Raytheon Technical Services Company.

Ms. Bencel does not have a written employment agreement. Ms. Bencel’s annual base salary will be $175,000 and she will be eligible for bonus compensation as determined from time to time by the Independent Directors Committee of the Board of Directors.

There are no family relationships between Ms. Bencel and any director or executive officer of the Company and there are no transactions between Ms. Bencel and the Company that would be reportable under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

January 17, 2017	By:	Lisa F. Bencel

Name: Lisa F. Bencel
Title: Chief Financial Officer